Exhibit 99.1

TransDigm Announces Conference Call to Discuss Senior Credit Facility Refinancing

Cleveland, Ohio, February 7, 2013/PRNewswire / — TransDigm Group Incorporated (NYSE: TDG) today announced a conference call to discuss a Senior Credit Facility refinancing. Details of the public conference call are listed below:

Date: Friday, February 8, 2013

Time: 10:00am ET

Additional information will be available via Credit Suisse Securities (USA) LLC.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Contact:	Liza Sabol

Investor Relations

(216) 706-2945

ir@transdigm.com